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                                                                     Exhibit 10g


                                                        CONFIDENTIAL INFORMATION

                     TELECOMMUNICATIONS SERVICES AGREEMENT

This Telecommunications Services Agreement ("Agreement") is entered into this 8th day of June, 1998, by and between Viva Servicios, S.de R.L. de C.V., a corporation of the state of Baja California in Mexico with its principal office at Blvd Agua Calente 4558, 22420 Tijuana, B.C., Mexico, ("VIVA"), and Diego Tel, Inc., a corporation of the state of Nevada in the United States of America with its principal office at 5545 Shadow Lawn Drive, Sarasota, FL 34242 USA, ("Diego Tel").

                                   WITNESSETH:

VIVA agrees to provide and Diego Tel agrees to accept switched telecommunications services and other associated services (collectively "Service"), as described in Service Schedule(s) identified herewith, subject to the terms of this Agreement.

1. EFFECTIVE DATE - MINIMUM SERVICE TERM.

(A) Effective Date This Agreement shall be effective between the parties as of the date first written above.

(B) Start Of Service VIVA's obligation to provide and Diego Tel's obligation to accept and pay for Service shall be binding to the extent provided for in this Agreement upon the execution of a Service Schedule by both parties and shall commence with respect to any Service as of the later of the Diego Tel's designated "Requested Service Date" set forth on each Service Schedule or the date Service becomes available ("Start of Service"). Start of Service for particular Switched Services shall be further described in the relevant Service Schedule(s).

(C) Minimum Service Term Except as otherwise provided herein, the parties' obligations hereunder with respect to Switched Service shall continue from the Start of Service Date and over the "Minimum Service Term" set forth in the relevant Service Schedule. Upon the expiration of the Minimum Service Term relevant to any Service, the Service in question will continue to be provided on a month-to-month basis subject to termination by either party upon thirty (30) days prior written notice to the other party. Diego Tel shall be liable to pay VIVA-for all charges associated with the Service in question during the Minimum Service Term and any month-to-month continuation thereof as well as any and all charges for actual and/or Minimum Committed Monthly Usage Level of the Service
as set forth in the relevant Exhibit(s) whether such usage occurred during the Minimum Service Term or otherwise. Any applicable Minimum Usage Charges as set forth in Section 3 (B) and relevant Service Schedule(s) are in addition to charges associated with actual and/or minimum Committed Usage.
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                                                        CONFIDENTIAL INFORMATION

2. TARIFFS AND SERVICE SCHEDULES.

(A) Tariffs Service shall be provided pursuant to this Agreement as supplemented by applicable tariffs (including tariff revisions) filed by VIVA with the United States Federal Communications Commission for international service and/or any applicable tariff filed with the Mexico COFETEL ("Tariffs"). In the event of any conflict between this Agreement and any Tariff, this Agreement shall control. Additionally, the rates for service set forth in this Agreement shall prevail in all cases, and such rates shall only be subject to change as provided in Section 5(B) of this agreement.

(B) Service Schedules Service requested by Diego Tel hereunder shall be requested on VIVA Service Schedule forms and subscribed to by authorized representatives of Diego Tel and VIVA (the "Service Schedule"). Each Service Schedule shall reference this Agreement and shall become a part of this Agreement to the extent that it describes the Service, Requested Service date, Service Interconnection, if any, relevant to the Service in question, charges, specific Service terms and other information necessary for VIVA to provide Service to Diego Tel.

3. SERVICE INTERCONNECTIONS.

(A) Technical Requirements In order to utilize certain Switched Service, one or more full time dedicated connections between Diego Tel's network ("Diego Tel Location") and the VIVA Network at one or more VIVA designated locations ("VIVA POP") must be established ("Service Interconnection"). Unless otherwise indicated in a Service Schedule, Diego Tel shall be responsible for establishing each Service Interconnection over facilities subject to VIVA's approval. Service Interconnections shall only be comprised of DS- I facilities unless otherwise provided for in the Service Schedule. If a Service Interconnection is proposed to be made via an international exchange carrier, VIVA may direct Diego Tel to utilize VIVA's entrance facilities or local serving arrangement ("LSA") with the relevant local telephone operating company, and Diego Tel will be subject to a non-discriminatory charges therefor from VIVA. The monthly recurring charge relevant to Diego Tel's use of LSA capacity shall be subject to upward adjustment by VIVA from time to time. Such adjustment, if any, shall not exceed the rate that otherwise would be charged for the equivalent switched access capacity between the same points by the relevant local telephone operating company pursuant to its published charges I the type of service in question. If other private line inter exchange facilities are necessary to establish a Service Interconnection, and such facilities are requested from VIVA, such facilities will be provided on an individual case basis.

Service Schedules are to be completed per DS-1 Connection order. The Diego Tel is responsible for ordering the appropriate number of DS-1 connections within the ninety (90) day ramp-up-period in order to accommodate the Minimum committed Usage Level for all contracted Services.

(B) Interconnection Lodging Diego Tel must provide an average loading on each DS-1 (or DS-1 equivalent) comprising the Service Interconnection at each VIVA
POP of not less than the number
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                                                        CONFIDENTIAL INFORMATION

of minutes of usage per calendar month of the Minimum Service Term (or any pro rata portion thereof) set forth in the relevant Service Schedule ("Minimum Monthly Usage") . In the event Diego Tel fails to deliver the required Minimum Monthly Usage level in a given calendar month, Diego Tel shall pay to VIVA an additional amount for the difference between the Minimum Monthly Usage level and the actual usage of the Service Interconnection in question upon the charge set forth in the relevant Service Schedule ("Minimum Usage Charge").

Example: Diego Tel has a Minimum Monthly Usage level of 100,000 minutes. Diego
         Tel's actual monthly usage for 2 DS-1s comprising Diego Tel's Service Interconnection at VIVA POP A is 180,000 minutes and Diego Tel's actual monthly usage for 2 DS- 1s comprising Diego Tel's Service Interconnection at VIVA POP B is 270,000 minutes. Diego Tel would be subject to a Minimum Usage charge of $600 since Diego Tel's Minimum Monthly Usage at VIVA POP A was below 200,000 [(2 x 100,000)- 180,000 x $.03 $600] and no Minimum Monthly Usage Charge for the Service Interconnection at VIVA POP B, because Diego Tel exceeded the required minimum of 200,000 in actual minutes of use for the 2 DS-ls comprising the Service Interconnection at VIVA POP B.

To the extent available as determined by VIVA and subject to VIVA's standard terms, conditions and charges, VIVA will provide space at VIVA POPs for Service Interconnections. Diego Tel will be responsible for the provision of echo cancellation equipment at Diego Tel's end of the Service Interconnections.

4. DIEGO TEL RESPONSIBILITIES

(A) Diego Tel Facilities Diego Tel has sole responsibility for the installation, testing, operation of and costs associated with facilities, services and equipment other than that specifically to be provided by VIVA as described in a Service Schedule ("Diego Tel Facilities"). In no event will the untimely installation or non-operation of Diego Tel Facilities relieve Diego Tel of its obligation to pay charges for Service provided by VIVA. If Diego Tel is responsible for establishing a Service Interconnection over facilities other than those controlled by VIVA, VIVA shall not be obligated to provide Service relevant thereto if the Service Interconnection in question is not activated within sixty (60) days following the Requested Service Date.

(B) Expedited Charges Should Diego Tel request expeditious Services and/or changes to orders and VIVA agrees to such request VIVA will pass through the charges assessed by any supplying parties involved at the same rate to Diego Tel. VIVA may further condition its agreement with such request upon Diego Tel's payment of additional charges to VIVA.

(C) Diego Tel Services Diego Tel shall not be relieved of any obligation under this Agreement by virtue of the fact that Service is ultimately by a customer of Diego Tel ("End User"). Diego Tel
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                                                        CONFIDENTIAL INFORMATION

shall be solely responsible for End User solicitation, service requests, credit worthiness, Diego Tel service, billing and collection. Diego Tel shall be solely liable for, and shall not be relieved of any obligation hereunder on account of amounts it cannot collect from End Users for any reason, and billing adjustments it grants End Users for any reason including adjustments for fraudulent charges, directory assistance or any other form of credit.

(D) Fraudulent Calls Diego Tel shall indemnify and hold VIVA harmless from all costs, expenses, claims or actions arising from fraudulent calls of any nature which may comprise a portion of the Services to the extent that the party claiming the calls(s) in question to be fraudulent is (or had been at the time of the call) an End User of the Services through Diego Tel or an End User of the Service through Diego Tel's Diego Tel distribution channels. Diego Tel shall not be excused from paying VIVA for Services provided to Diego Tel or any portion thereof on the basis that fraudulent calls comprised a corresponding portion of the Services. In the event VIVA discovers fraudulent calls being made (or reasonably believes fraudulent calls are being made), nothing contained herein shall prohibit VIVA from taking immediate action (without notice to Diego Tel) that is reasonably necessary to prevent such fraudulent calls from taking place, including without limitation, denying Services to particular ANI's or terminating Service to or from Specific locations. VIVA shall not, however, have any obligation to monitor the Service or take any other action to detect fraudulent calls.

(E) Licenses and State Certifications Diego Tel warrants that in all jurisdictions in which it provides long distance services that require licensing, registration or certification, it has obtained the necessary authority from the appropriate governmental authority. Further, if requested by VIVA, Diego Tel agrees to provide proof of such authority acceptable to VIVA. In the event Diego Tel is prohibited, either on a temporary or permanent basis, from continuing to conduct its telecommunications operations in any jurisdiction, Diego Tel shall (i) immediately notify VIVA by facsimile or E-mail, and (ii) send written notice to VIVA within twenty-four (24) hours of such prohibition.

(F) Tax Exemption Diego Tel will provide VIVA, with a valid tax exemption form to exempt VIVA, under applicable law, from taxes that would otherwise be paid by VIVA. VIVA will invoice Diego Tel for taxes that are not covered by a tax exemption certificate properly file with VIVA.

(G) Forecasts Before Diego Tel's initial order for Service, Diego Tel shall provide VIVA with a forecast regarding the number of minutes expected to be terminated or originated in various LATAs, tandems and/or international destinations so as to enable VIVA to configure optimum network arrangements. If applicable, forecast for international destinations must be provided by band of service. Diego Tel will provide VIVA with additional forecasts from time to time upon VIVAs request which shall not be more frequent than once every three (3) months. Should the distribution of traffic change, VIVA reserves the right to modify rates or eliminate service with thirty (30) days notice for domestic locations and thirty (30) days notice for international locations.
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                                                        CONFIDENTIAL INFORMATION

(H) PIU Certification Absent the automatic number identification ("ANI") of the calling party, Diego Tel shall provide VIVA with a written certification (the "Certification") of the percentage of international minutes of use relevant to the minutes of traffic to be terminated in the same Mexican state in which the VIVA POP is located to which the Service Interconnection is made. This Certification shall be provided by Diego Tel prior to Start of Service for any Service Interconnection and may be modified from time to time by Diego Tel and subject to recertification upon the request of VIVA which requests shall not be made unilaterally by VIVA more than once each calendar quarter. Any such modification(s) Certification(s) shall be effective as of the first day of any calendar month and following at least forty-five (45) days notice from Diego Tel. In the event Diego Tel fails to make such Certification, the relevant minutes of use will be deemed to be subject to the International Rates provided for in the pricing exhibit to Diego Tel's Service Schedule (or, if no such rates are provided, at VIVA's tariffed international rates). Diego Tel agrees to retain all records which support Diego Tells Certification for a period of one
(1) year or any longer period required by any applicable regulatory requirements. In the event VIVA or any other third party requires an audit of VIVA's international/international minutes of traffic, Diego Tel agrees to cooperate in such audit at its expense and make its call detail records, billing systems and other necessary information reasonably available to VIVA or any third party solely for the purpose of verifying Diego Tel's international/international minutes of traffic. Diego Tel agrees to indemnify VIVA for any liability VIVA incurs in the event Diego Tel's Certification is different than that determined by the audit.

5. CHARGES AND PAYMENT TERMS

(A) Taxes Diego Tel acknowledges and understands that all charges stated in Service Schedules are computed by VIVA exclusive of any applicable use, excise, gross receipts, sales and privilege taxes, duties, fees or other taxes or similar liabilities (other than general income or property taxes), whether charged to or against VIVA or Diego Tel because of the Service furnished to Diego Tel ("Additional Charges"). Such additional Charges shall be paid by Diego Tel in addition to all other charges provided for herein.

(B) Modification of Charges VIVA reserves the right to eliminate Services and/or modify charges for Services, upon not less than thirty (30) days prior notice to Diego Tel for international Services, which notice will state the effective date for the elimination or modification.

(C) Charges and Payment Terms VIVA billings for Service are made on a weekly basis (or such other basis as may be mutually agreed to by the parties)
following Start of Service. Service shall be billed at the rates set forth on the Service Requests. Diego Tel will pay each VIVA invoice for Service within five (5) business days of the invoice date set forth on each VIVA invoice to Diego Tel ("Due Date"). All payments due hereunder shall be made in U.S. dollars via wire transfer or other such method(s) as may be specified by VIVA from time to time. If payment is not received by VIVA on or before the Due Date, Diego Tel shall also pay a late fee in the amount of the lesser of one and one-half percent (1 1/2%) of the unpaid balance of the Service charges per month or the
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                                                        CONFIDENTIAL INFORMATION

maximum lawful rate under applicable law.

(D) Billing Disputes Notwithstanding the foregoing, Diego Tel may deduct from VIVA Service billings for amounts reasonably disputed by Diego Tel, provided Diego Tel: (i) pays all undisputed charges on or before the Due Date, (ii) presents a written statement of any billing discrepancies to VIVA in reasonable detail on or before the Due Date of the invoice in question, and (iii) negotiates in good faith with VIVA for the purpose of resolving such dispute. In the event such dispute is resolved in favor of VIVA, Diego Tel agrees to pay VIVA the disputed amounts together with any applicable late fees within five (5) days of the resolution. VIVA and Diego Tel agree to make good faith efforts to promptly resolve any billing disputes. In the event that any dispute cannot be resolved between the parties, then it shall be settled by arbitration pursuant to the provisions of Section 16(C) hereof. VIVA shall not be obligated to consider any Diego Tel notice of billing discrepancies which are received by VIVA more than ninety (90) days from the Due Date of the invoice in question. In the event that Diego Tel fails to pay an invoice in full because of a billing dispute, VIVA shall have the right after giving Diego Tel five (5) days prior notice, to suspend all or any portion of the Service to Diego Tel until such time as the dispute is resolved.

(E) Suspension of Services In the event payment in full is not received from Diego Tel by the Due Date, VIVA shall also have the right, after giving Diego Tel five (5) days prior notice, to suspend all or any portion of the Service to Diego Tel until such time as Diego Tel has paid in full all charges then due, including any late fees. Following such payment VIVA shall be required to reinstated Service to Diego Tel only upon the provision by Diego Tel to VIVA of satisfactory assurance (such as a deposit) of Diego Tel's ability to pay for Service and Diego Tel's advance payment of the cost of reinstituting Service. If Diego Tel fails to make such payment by a date determined by and acceptable to VIVA, Diego Tel will be deemed to have canceled the Service suspended effective as of the date of such suspension. Such cancellation shall not relieve Diego Tel payment liability for the unexpired portion of the Minimum Service Term relevant to the canceled Service in question.

(F) Credit Diego Tel's execution of this Agreement signifies Diego Tel's acceptance of VIVA initial and continuing credit approval procedures and policies. VIVA reserves the right to withhold initiation or full implementation of Service under this Agreement pending initial satisfactory credit review and approval thereof which may be conditioned upon terms specified by VIVA, including, but not limited to, security for payments due hereunder in the form of a cash deposit, guarantee, irrevocable letter of credit or other means. Upon request by VIVA at any time, Diego Tel agrees to provide financial statements or other indications of financial circumstances. In addition, as may be determined by VIVA in its sole discretion at any time, if the financial circumstances, payment history or credit exposure of Diego Tel is or becomes unacceptable, VIVA may require a new or increased deposit, guarantee or irrevocable letter of credit, at VIVA's option, to secure Diego Tel payments for the term of the Agreement. Failure of Diego Tel to provide the requested security within five
(5) days after demand by VIVA shall permit VIVA to suspend service and/or terminate
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                                                        CONFIDENTIAL INFORMATION

this Agreement without further notice.

6. WARRANTY. VIVA will use reasonable efforts under the circumstances to maintain its overall network quality. The quality of Service provided hereunder shall be consistent with other common carrier industry standards, government regulations and sound business practices.

VIVA MAKES NO OTHER WARRANTIES ABOUT THE SERVICE PROVIDED HEREUNDER, EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE.

7. CONTINUING RELATIONSHIP AND TERMINATION. This Agreement and the relationship of the Parties may be terminated in accordance with applicable provisions hereof and/or the occurrence of any of the following events which shall constitute a default:

(A) VIVA may terminate this Agreement in the event:

(1) Diego Tel fails to make any payment when due and fails to cure such default within five (5) days after receipt of notice of such default; or

(2) Diego Tel fails to furnish security within five (5) days after demand by VIVA pursuant to Section 5(F) hereof.

(B) A party may terminate this Agreement in the event of:

(1) A material breach of this Agreement by the other party (other than as specified in Section 7(A) above) which is not cured by the breaching party within fourteen (14) days after receipt of notice of such default;

(2) The adjudication of bankruptcy of the other party under army Federal, state or municipal bankruptcy or insolvency act, or the appointment of a receiver or any act or action constituting a general assignment by such other party of its proprieties and interest for the benefit of its creditors; or

(3) The determination by any governmental entity having jurisdiction over the Service provided under this Agreement that the relationship of the Parties and/or Services provided hereunder are contrary to then existing laws.

8.  LIABILITY AND INDEMNITY.

(A) Limited Liability. IN NO EVENT WILL ETHER PARTY HERETO BE LIABLE TO THE
OTHER PARTY FOR ANY INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL LOSSES OR DAMAGES, INCLUDING WITHOUT LIMITATION,
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                                                        CONFIDENTIAL INFORMATION

LOSS OF REVENUE, LOSS OF DIEGO TEL'S OR CLIENTS, LOSS OF GOODWILL OR LOSS OF PROFITS ARISING IN ANY MANNER FROM THIS AGREEMENT, THE SERVICE OR THE PERFORMANCE OR NONPERFORMANCE OF OBLIGATIONS HEREUNDER.

(B) Indemnity In the event parties other than Diego Tel (e.g., End Users and/or their Diego Tels) shall have use of the Service through Diego Tel, then Diego Tel agrees to forever indemnify and hold VIVA, its affiliated companies and any third-party provider or operator of facilities employed in provision of the Service harmless from and against any and all claims, demand, suits, actions, losses, damages, assessments or payments which may be asserted by said parties arising out of or relating to any defect in the Service.

9. FORCE MAJEURE. If either party's performance of this Agreement or any obligation hereunder is prevented, restricted or interfered with by causes beyond its reasonable control including, but not limited to, acts of God, fire, explosion, vandalism, cable out, storm or other similar occurrence, any law, order, regulation, direction, action or request of the Mexico or United States government or state or local government, or of any department, agency, commission, court, bureau, corporation or other. instrumentality of any one or more said governments, or of any civil or military authority, or by national emergency, insurrection, riot, war, strike, lockout or work stoppage or other labor difficulties, supplier failure, shortage, breach or delay, then such party shall be excused from such performance on a day-to-day basis to the extent of such restriction or interference. Such party shall use reasonable efforts under the circumstances to avoid or remove such causes of nonperformance and shall proceed to perform with reasonable dispatch whenever such causes are removed or cease. Notwithstanding the foregoing, this provision may not be invoked with respect to any event listed in Section 7 or to excuse or delay performance of Sections 5(C), 5(E) or (F).

10. INTERNATIONAL SERVICE. Except with respect to Switched Service specifically designated as interstate Service or intrastate Service, the rates provided to Diego Tel in a Service Schedule are applicable only to Switched Service if such Service is used for carrying international telecommunications (i.e., Service subject to the jurisdiction of COFETEL and the Federal Communications Commission). VIVA shall not be obligated to provide Switched Service with end points within a single state or Switched Service which originates/terminates at points both of which are situated within a single state. Where VIVA is authorized to provide international service (i.e., telecommunications transmission services subject to the jurisdiction of the international regulatory authorities), VIVA will, at its option, provide international Service pursuant to applicable state laws, regulations and applicable tariff, if any, filed by VIVA with state regulatory authorities as required by applicable law.

11. NETWORK PROTECTION. In the event Diego Tel's Service traffic volumes result in a lower than industry standard completion rate or otherwise adversely affect the VIVA network (including, but not limited to a looping situation where Diego Tel's traffic is delivered by VIVA to another carrier
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                                                        CONFIDENTIAL INFORMATION

for termination and ultimately returned to VIVA), VIVA reserves the right to block and refuse to accept such adverse traffic at any time, without prior notice or liability.

12. NOTICES. Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be given by: (i) prepaid first class mail, (ii) facsimile or other means of electronic communication or (iii) delivery as hereafter provided. Any such notice or other communication, if mailed by prepaid first-class mail at any time other than during a general discontinuance of postal service due to strike, lockout or otherwise shall be deemed to have been received on the fourth business day after the postmarked date thereof, or if sent by facsimile or other means of electronic communication, shall be deemed to have been received on the date of transmission, provided that a hard copy is immediately sent by prepaid first class mail as aforesaid; or if delivered by hand, shall be deemed to have been received at the time it is delivered to the applicable address noted below either to the individual designated below or to an individual at such address having apparent authority to accept deliveries on behalf of the addressee. Notice, of change of address shall also be governed by this Section. In the event of a general discontinuance of postal service due to strike, lock-out, or otherwise, notices or other communications shall be delivered by hand or sent by facsimile or other means of electronic communication and shall be deemed to have been received in accordance with this Second Notices and other communications shall be addressed as follows:

         a)       In the case of VIVA

                  Viva Servicios, S. de R.L. de C.V.
                  Blvd Agua Calente 4558,
                  22420 Tijuana, B.C. Mexico

         b)       In the case of Diego Tel:

                  Diego Tel, Inc.
                  5545 Shadow Lawn Drive
                  Sarasota, FL 34242
                  Office:     (941) 349-3542
                  Facsimile:  (941) 349-3546

c)       Billing Address of Diego Tel: Same as Above

13. NO-WAIVER. No term or provision of this Agreement shall be deemed waived and no breach or default shall be deemed excused unless such waiver or consent shall be in writing and signed by the party claimed to have waived or consented No consent by any party to, or waiver of, a breach or default by the other, whether express or implied, shall constitute a consent to, waiver of, or excuse
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                                                        CONFIDENTIAL INFORMATION

for any different or subsequent breach or default.

14. PARTIAL INVALIDITY: GOVERNMENT ACTION.

(A) Partial Invalidity If any term or provision of this Agreement shall be found to be illegal or unenforceable, then, notwithstanding such illegality or unenforceability, this Agreement shall remain in full force and effect and such term or provision shall be deemed to be deleted.

(B) Government Action Upon thirty (30) days prior notice, either party shall have the right, without liability to the other, to cancel an affected portion of the Service if any material rate or term contained herein and relevant to the affected Service is substantially changed or found to be unlawful or the relationship between the parties hereunder is found to be unlawful by order of the highest court of competent jurisdiction to which the matter is appealed, the Communications Commission, or other local, state or federal government authority of competent jurisdiction within any country.

15. USE OF SERVICE. Upon VIVA acceptance of a Service Schedule hereunder, VIVA will provide the Service specified therein to Diego Tel upon condition that the Service shall not be used for any unlawful purpose. The provision of Service will not create a partnership or joint venture between the parties or result in a joint communications service offering to the third parties.

16. CHOICE-OF LAW: FORUM AND ARBITRATION

(A) Law This Agreement shall be construed under the laws of the Bahamas without regard to choice of law principles.

(B) Forum Any arbitration, civil action or other legal proceeding arising out of or relating to this Agreement or any dealings between Diego Tel, on the one hand, and VIVA and/or VIVA officers, directors, employees, or agents on the other hand, whether brought before or after any termination of this Agreement, shall be brought and heard only in Nassau in the Bahamas, and the parties hereto expressly waive any right under any law or rule to cause any such proceeding to be brought or heard in any other location. Diego Tel consents to jurisdiction in any court located in Nassau in the Bahamas in any other legal proceeding arising out of or relating to this Agreement.

(C) Arbitration Any claim or controversy arising out of or relating to this Agreement or any dealings between Diego Tel, on one hand, and VIVA and/or VIVA's officers, directors, employees or agents, on the other hand, shall be resolved by final and binding arbitration before J.A.M.S./ENDISPUTE ("JAMS") in accordance with the then obtaining Comprehensive Arbitration Pules and
Procedures of JAMS, as modified herein. The arbitrator may not limit, expand or otherwise modify the terms of this Agreement and shall not have authority to award punitive or other non-compensatory damages to either party. In order to provide an expeditious resolution of any dispute, the parties agree that: (i) if the parties have not agreed on an arbitrator within ten (10) days
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                                                        CONFIDENTIAL INFORMATION

after the date of commencement of the arbitration, JAMS shall designate a single arbitrator and that designation shall be final and binding; and (ii) absent extraordinary circumstances, the arbitration hearing shall begin within ninety
(90) days from the date of commencement of arbitration, and shall continue each business day thereafter until completed. The award in such arbitration proceeding may be entered in any Court specified in Section 16(B) of this Agreement.

17. PROPRIETARY INFORMATION.

(A) Confidential Information The parties understand and agree that the terms and conditions of this Agreement, all documents referenced (including invoices to Diego Tel for Service provided hereunder) herein, communications between the parties regarding this Agreement of the Service to be provided hereunder (including price quotes to Diego Tel for any Service proposed to be provided or actually provided hereunder) and all information regarding the Diego Tels of Diego Tel, as well as such information relevant to any other agreement between the parties (collectively "Confidential Information"), are confidential as between Diego Tel and VIVA.

(B) Limited Disclosure A party shall not disclose Confidential Information unless subject to discovery or disclosure. pursuant to legal process, or to any other party other than the directors, officers, and employees of a party or agents of a party including their respective brokers, lenders, insurance carries or prospective purchasers who have specifically agreed in writing to non-disclosure of the terms and conditions hereof. Any disclosure hereof required by legal process shall only be made after providing the non-disclosing party with notice thereof in order to permit the non-disclosing party to seek an appropriate protective order or exemption. Violation by a party or its agents of the foregoing provisions shall entitle the non-disclosing patty, at its option, to obtain injunctive relief without a showing of irreparable harm or injury and without bond.

(C) Press Release The parties further agree that any press release, advertisement or publication generated by a party regarding this Agreement, the Service provided hereunder or in which a party desires to mention the name of the other party or the other party's parent or affiliated company(ies), will be submitted to the non-publishing party for its written approval prior to publication.

(D) Survival and Confidentiality The provisions of this Section 17 will be effective as of the date of this Agreement and remain in full force and effect for a period equal to the longer of (i) one (1) year following the effective date of this Agreement; or (ii) one (1) year following the termination of all Service hereunder.

18. SUCCESSORS AND ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the parties hereto. and their respective successors or assigns, provided, however, that Diego Tel shall not assign or transfer its rights or obligations under this Agreement without the prior written consent of VIVA, which shall not unreasonably be withheld, and further provided that any assignment or transfer without such consent shall be void.
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                                                        CONFIDENTIAL INFORMATION

19. GENERAL.

(A) Survival of Terms The terms and provisions contained in this Agreement that by their sense and context are intended to survive the performance thereof by the parties hereto shall so survive the completion of performance and termination of this Agreement, including without limitation, provisions for arbitration, forum selection indemnification and the making of any and all payments due hereunder.

(B) Headings Descriptive headings in the Agreement are for convenience only and shall not affect the construction of this Agreement.

(C) Industry Terms Words having well-know technical or trade meanings shall be so construed, and all listings of items shall not be taken to be exclusive, but shall include other items, whether similar or dissimilar to those listed, as the context reasonably requires.

(D) Rule of Construction No rule of construction requiring interpretation against the draftsman hereof shall apply in the interpretation of this Agreement.

(E) Legal Fees In any arbitration, civil action or other legal proceeding arising out of or relating to this Agreement, the prevailing party shall be awarded its costs and reasonable attorneys' fees.

(F) Place of Acceptance This Agreement shall be deemed to have been accepted and entered into in Nassau in the Bahamas.

20. ENTIRE AGREEMENT. This Agreement consists of: (i) all the terms and conditions contained herein; in executed Service Schedules that are identified herewith; (ii) and all documents incorporated herein specifically by reference. This Agreement constitutes the complete and exclusive statement of the understandings between the parties and supersedes all proposals and prior agreements (oral or written) between the parties relating to Service provided hereunder. No subsequent agreement between the parties concerning the Service shall be effective or binding unless it is made in writing and subscribed to by authorized representatives of Diego Tel and VIVA.

IN WITNESS WHEREOF, the parties have executed this Agreement on the date first written above.

Viva Servicios, S. de R.L. de C. V., a Baja      Diego Tel, Inc.,
California, Mexico, corporation                  a Nevada, USA, corporation

By:    /s/ David L. Wallace                      By:     /s/ David L. Wallace
   ----------------------------------               ----------------------------
         David L. Wallace                                 David L. Wallace

Its:  President                                  Its:  President

                                                        CONFIDENTIAL INFORMATION

                                SERVICE SCHEDULE

                           (VIVA TERMINATION SERVICE)

                   [THE CONFIDENTIAL PORTION OF THIS DOCUMENT
                   HAS BEEN OMITTED AND FILED SEPARATELY WITH
                    THE SECURITIES AND EXCHANGE COMMISSION.]

                                                        CONFIDENTIAL INFORMATION

THIS EXHIBIT A IS NOT TO BE DISCLOSED UNDER ANY CIRCUMSTANCES.

                                    EXHIBIT A

                   [THE CONFIDENTIAL PORTION OF THIS DOCUMENT
                   HAS BEEN OMITTED AND FILED SEPARATELY WITH
                    THE SECURITIES AND EXCHANGE COMMISSION.]